SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 22, 2004

                               AMH HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                                    333-115543
                            (Commission File Number)

                                   16-1693178
                     (I.R.S. Employer Identification Number)

                                 3773 State Road
                           Cuyahoga Falls, Ohio 44223
              (Address and zip code of principal executive offices)

                                 (800) 257-4335
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01--Entry into a Material Definitive Agreement.

Stock Purchase Agreement

As previously reported, on December 5, 2004, AMH Holdings, Inc. ("AMH"), Harvest Partners, Inc. ("Harvest Partners") and certain other stockholders of AMH entered into a Stock Purchase Agreement (the "Stock Purchase Agreement"), with certain affiliates of Investcorp S.A. ("Investcorp"), namely AM Holding Limited, AM Equity Limited, AM Investments Limited, Associated Equity Limited and Associated Investments Limited (such Investcorp affiliates, the "New Investors"), pursuant to which the New Investors paid $150.0 million in cash to acquire a total of 500,000 shares of voting convertible preferred stock of AMH (the "Voting Preferred Stock") and 1,614,019 shares of non-voting convertible preferred stock of AMH (the "Non-Voting Preferred Stock" and collectively with the Voting Preferred Stock, the "Convertible Preferred Stock"). The Voting Preferred Stock represents 50% of the outstanding shares of all voting stock of AMH and the Convertible Preferred Stock represents 50% of the outstanding shares of all stock of AMH, in each case on a fully diluted basis. Each share of Voting Preferred Stock is convertible at any time into fully-paid and non-assessable shares of the Class A Voting Common Stock (as defined below), and each share of Non-Voting Preferred Stock is convertible at any time into fully paid and non-assessable shares of the Class A Non-Voting Common Stock (as defined below), in each case at a specified conversion rate, which shall initially be 1:1. The Convertible Preferred Stock will be automatically converted into Class A Common Stock (as defined below) upon the occurrence of a qualified initial public offering.

The sale of the Convertible Preferred Stock pursuant to the Stock Purchase Agreement, together with certain other transactions contemplated by the Stock Purchase Agreement (the "Transactions"), were consummated on December 22, 2004.

The total amount of consideration necessary to consummate the Transactions was approximately $305.0 million, consisting of (i) $150.0 million from the New Investors to acquire shares of Convertible Preferred Stock from the existing AMH stockholders; and (ii)(a) approximately $38.0 million of available cash from AMI; (b) $75.0 million in senior notes issued by Holdings II, AMH's newly-formed parent company; and (c) approximately $42.0 million in additional term loan borrowings under the Amended and Restated Credit Agreement (as defined below), which amounts will be used to pay (x) a dividend of $96,406,123 (less option exercise proceeds paid as consideration for the sale of the Convertible Preferred Stock pursuant to the Stock Purchase Agreement) (the "Transaction Dividend") on shares of the Class B Common Stock (as defined below) of AMH Holdings II, Inc. ("Holdings II"), a Delaware corporation and, pursuant to the Restructuring Agreement described below, the newly formed parent company of AMH;
(y) a management bonus of $21,825,000 to certain employees and a director bonus of $175,000 to a director of the Company; and (z) $40.0 million in fees and expenses, including among other items, $4.875 million in fees to Harvest Partners (the "Harvest Fee") and $15.0 million in fees to Investcorp International Inc., an affiliate of the New Investors ("III"), (the "Investcorp Fee"). Certain of these payments will be made at a future date as more fully described below.

Investcorp is a global investment group with offices in New York, London and Bahrain. The firm has four lines of business: corporate investment, real estate investment, asset management and technology investment. It was established in 1982 and has since completed transactions with

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a total acquisition value of more than $25.0 billion. The firm now manages total investments in alternative assets of approximately $8.6 billion.

Founded in 1981, Harvest Partners is a leading New York-based private equity investment firm, pursuing management buyouts and growth financings of profitable, medium-sized businesses. Focused on specialty services, consumer, manufacturing and value-added distribution businesses, Harvest has over 20 years of experience investing in domestic as well as multinational companies. Currently, Harvest Partners has over $1.0 billion of invested and committed capital under management from its limited partners, which include numerous pension funds, domestic and international industrial corporations, and various financial institutions.

Amended and Restated Certificate of Incorporation of Holdings II

Holdings II was incorporated in the State of Delaware on December 2, 2004. Since its incorporation, Holdings II has not conducted any operations and, following the closing of the Transactions (including the transactions contemplated by the Restructuring Agreement described below), Holdings II did not have any material assets or operations other than its ownership of 100% of the capital stock of AMH.

In connection with the Transactions, on December 22, 2004 the Certificate of Incorporation of Holdings II was amended and restated in its entirety (the "Amended and Restated Holdings II Certificate of Incorporation") and a certificate of designations of Holdings II preferred stock (as described below) was filed in order to provide for the following classes and series of capital stock: (a) Class B, Series I (Voting) Common Stock (the "Holdings II Class B Voting Common Stock") , (b) Class B, Series II (Non-Voting) Common Stock (the "Holdings II Class B Non-Voting Common Stock" and, collectively with the Holdings II Class B Voting Common Stock, the "Holdings II Class B Common Stock"), (c) Class A, Series I (Voting) Preferred Stock (the "Holdings II Voting Preferred Stock") and (d) Class A, Series II (Non-Voting) Preferred Stock (the "Holdings II Non-Voting Preferred Stock" and, collectively with the Holdings II Voting Preferred Stock, the "Holdings II Preferred Stock"), in each case in the respective amounts, as among the existing stockholders of Holdings II, as more fully described in the Amended and Restated Holdings II Certificate of Incorporation. The Amended and Restated Holdings II Certificate of Incorporation also authorized the issuance of shares of (i) Class A, Series I (Voting) Common Stock (the "Holdings II Class A Voting Common Stock"), which are reserved for issuance upon conversion of the Holdings II Voting Preferred Stock and (ii) Class A, Series II (Non-Voting) Common Stock (the "Holdings II Class A Non-Voting Common Stock" and, collectively with the Holdings II Class A Voting Common Stock, the "Holdings II Class A Common Stock"; the Holdings II Class A Common Stock, collectively with the Holdings II Class B Common Stock, the "Holdings II Common Stock"), which are reserved for issuance upon conversion of the Holdings II Non-Voting Preferred Stock. The Amended and Restated Holdings II Certificate of Incorporation was approved by the Holdings II Board of Directors on December 20, 2004.

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Amended and Restated Certificate of Incorporation of AMH

In connection with the Transactions, on December 22, 2004, AMH filed an amended and restated certificate of incorporation (the "Amended and Restated Certificate of Incorporation") with the Secretary of State of the State of Delaware, resulting in the reclassification of the outstanding shares of AMH Common Stock as shares of (a) Class B, Series I (Voting) Common Stock (the "Class B Voting Common Stock") , (b) Class B, Series II (Non-Voting) Common Stock (the "Class B Non-Voting Common Stock" and, collectively with the Class B Voting Common Stock, the "Class B Common Stock"), (c) the Voting Preferred Stock and (d) the Non-Voting Preferred Stock, in each case in the respective amounts, as among the existing stockholders of AMH, as more fully described in the Stock Purchase Agreement and in the Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation also authorized the issuance of shares of (i) Class A, Series I (Voting) Common Stock (the "Class A Voting Common Stock"), which are reserved for issuance upon conversion of the Voting Preferred Stock and (ii) Class A, Series II (Non-Voting) Common Stock (the "Class A Non-Voting Common Stock" and, collectively with the Class A Voting Common Stock, the "Class A Common Stock"; the Class A Common Stock, collectively with the Class B Common Stock, the "Common Stock"), which are reserved for issuance upon conversion of the Non-Voting Preferred Stock. The Amended and Restated Certificate of Incorporation was approved by the AMH Board of Directors on December 20, 2004.

Certificate of Designations of Holdings II

On December 22, 2004, Holdings II filed with the Secretary of State of the State of Delaware a Certificate of Designations to establish the rights, preferences and privileges pertaining to the with respect to the Holdings II Preferred Stock (the "Certificate of Designations"). The authorization and terms of the Certificate of Designations were approved by the Board of Directors on December 20, 2004.

Pursuant to the Certificate of Designations (i) the Holdings II Preferred Stock ranks senior to and has priority over all classes of common stock with respect to dividends and distributions or upon liquidation, winding-up or dissolution;
(ii) except with respect to the Transaction Dividend, the Holdings II Preferred Stock has a right to a priority dividend before any dividend is paid on the common stock; (iii) the Holdings II Preferred Stock is entitled to a liquidation preference upon any voluntary or involuntary liquidation, dissolution or winding-up of Holdings II equal to at least the amount of the Minimum Liquidation Preference (as defined in the Certificate of Designations); (iv) holders of the Holdings II Voting Preferred Stock have the right to vote together with holders of the Holdings II Voting Common Stock, not as separate classes, except as otherwise specified by the Certificate of Designations or required under Delaware law; (v) the Holdings II Voting Preferred Stock may be converted into Holdings II Class A Voting Common Stock and the Holdings II Non-Voting Preferred Stock may be converted into Holdings II Class A Non-Voting Common Stock, in whole or in part from time to time, in each case at a specified conversion rate, which conversion shall become automatic upon the occurrence of a qualified initial public offering. Holdings II reserves and keeps available, solely for the purpose of issuance upon conversion of the Holdings II Preferred Stock, such number of Holdings II Class A Common Stock as shall be issuable upon the conversion of all shares of Holdings II Preferred Stock; and (vi) upon the occurrence of a change of control of Holdings II, subject to certain

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conditions, each holder of Holdings II Preferred Stock shall have the right to require Holdings II to repurchase any or all of such holder's Holdings II Preferred Stock at a specified offer price in cash.

Certificate of Designations of AMH

On December 22, 2004, AMH filed with the Secretary of State of the State of Delaware a Certificate of Designations to establish the rights, preferences and privileges pertaining to the Preferred Stock of AMH that was contributed to Holdings II pursuant to the Restructuring Agreement in exchange for shares of Holdings II Preferred Stock. The terms of AMH Preferred Stock are identical to the terms of the Holdings II Preferred Stock, except that the change of control put right described in clause (vi) above does not apply to AMH Preferred Stock.

Restructuring Agreement

On December 22, 2004, the stockholders of AMH (including the New Investors) entered into a Restructuring Agreement, pursuant to which such stockholders contributed all of the outstanding shares of Common Stock and Preferred Stock of AMH to Holdings II, in exchange for common stock and convertible preferred stock of Holdings II having equivalent rights, preferences and privileges. As a result of this exchange, all of the former stockholders of AMH became stockholders of Holdings II, and Holdings II became the sole stockholder of AMH. AMH will continue to be the sole stockholder of Associated Materials Holdings Inc. ("AMHI" or "Holdings") and AMHI will continue to be the sole stockholder of AMI.

Shares of Holdings II Class B Non-Voting Common Stock in an aggregate amount equal to 10% of the fully diluted shares of capital stock of Holdings II remain unissued and are reserved for issuance upon the exercise of options granted pursuant to the AMH Holdings II, Inc. 2004 Stock Option Plan (as described below). In addition, certain options to purchase shares of AMH common stock granted pursuant to the AMH 2002 Stock Option Plan remain unexercised. The holders of all of such stock options have entered into an agreement with Holdings II that, upon the exercise of any such stock options, in the future, such holders will automatically receive shares of Holdings II Class B Non-Voting Common Stock.

Stockholders Agreement

In connection with the Transactions, on December 22, 2004, the stockholders of Holdings II entered into a stockholders agreement which will govern certain relationships among, and contains certain rights and obligations of, such stockholders (the "Stockholders Agreement"). The Stockholders Agreement (1) limits the ability of the stockholders to transfer their shares in Holdings II except in certain permitted transfers as defined therein; (2) provides for certain tag-along obligations and certain drag-along rights; (3) provides for certain registration rights; and (4) provides for certain preemptive rights.

Pursuant to the Stockholders Agreement, Harvest Partners has the right to designate three members of a seven member Board of Directors of Holdings II and Investcorp has the right to designate three of the seven members of the Board of Directors of Holdings II. An additional

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board seat will be occupied by the chief executive officer of AMI, who is currently Michael Caporale, Jr. The boards of directors of AMH, AMHI and AMI will have the same composition and are subject to the same rules and operating procedures as set forth in the Stockholders Agreement. The number of directors that each of Harvest and Investcorp can designate to the Board of Directors is reduced as their equity ownership in Holdings II is reduced below specified percentages. Funds managed by Harvest Partners on the one hand, and, the New Investors, collectively on the other, each hold 50% of the voting capital stock of Holdings II. All decision making by the Board of Directors will generally require the affirmative vote of a majority of the members of the entire Board of Directors. In addition, certain matters, such as issuing additional equity securities, new debt financings, acquisitions and related transactions, and other significant transactions, require the affirmative vote of at least one director nominated by Harvest and one director nominated by Investcorp (a "Special Board Approval"). The number of matters that require a Special Board Approval is reduced as the equity ownership of each of Harvest and Investcorp falls below certain stated thresholds.

The Stockholders Agreement prohibits transfers of securities of Holdings II except: (i) to certain "Permitted Transferees" (as defined in the Stockholders Agreement), (ii) in a registered public offering, (iii) pursuant to certain drag-along rights that would require stockholders to sell all or part of their equity interest in Holdings II to third parties along with certain sales by stockholders holding a majority of the outstanding shares of Common Stock or a majority of the outstanding shares of Convertible Preferred Stock and on the same terms, and subject to the same conditions, as such sales, and (iv) pursuant to certain preemptive and tag-along rights that would require a stockholder wishing to sell all or part of its equity interest in Holdings II to first offer its shares on the same terms to Holdings II and the other stockholders of Holdings II party to the stockholders agreement, and if not purchased by Holdings II or such stockholders, to include shares of such stockholders, at their option, in the event of a sale to a third party.

The Stockholders Agreement provides stockholders certain rights with respect to registration under the Securities Act of 1933, as amended (the "Securities Act"), either upon the occurrence of the initial public offering or registration of Holdings II of its securities under the Securities Act for its own account or account of another person. The Stockholders Agreement also provides stockholders with certain preemptive rights to purchase Holdings II securities upon the issuance of new Holdings II securities, and subject to certain other conditions.

The Stockholders Agreement provides the New Investors (together with their Permitted Transferees, the "Investcorp Investors") with the following additional rights: (i) at any time after December 22, 2006, the Investcorp Investors may demand that an independent valuation of Holdings II be performed by an independent investment banking or valuation firm and, in the event that the valuation is less than the "Threshold Amount" (as defined in the Stockholders Agreement), and subject to certain other conditions, the Investcorp Investors may make changes to the executive officers of Holdings II and its subsidiaries, including the Chief Executive Officer (who shall be reasonably acceptable to the stockholders party thereto affiliated with Harvest Partners (together with their Permitted Transferees, the "Harvest Funds")); (ii) if for the period from January 1, 2005 through December 31, 2008, the Adjusted Cash Flow (as defined in the Stockholders Agreement) of Holdings II and its subsidiaries is less than 70% of the Projected Adjusted Cash Flow (as defined in the Stockholders Agreement) of Holdings II and its

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subsidiaries, the Investcorp Investors may notify Holdings II that they intend to initiate a process that could result in the exercise by the Investcorp Investors of their drag-along rights and, if the Investcorp Investors opt to pursue the exercise of their drag-along rights, for a period of 60 days after notice thereof is given to Holdings II, the Harvest Funds and Holdings II shall have the right, but not the obligation, to purchase all, but not less than all, of the outstanding preferred stock and common stock held by the Investcorp Investors; and (iii) at any time after July 15, 2007, the Investcorp Investors may notify Holdings II that they intend to cause Holdings II to initiate a process that could result in a recapitalization of Holdings II, in accordance with certain conditions (as further described in the Stockholders Agreement, an "Approved Recapitalization"). In each of (i) and (ii), at the earlier of such time as (a) 75% or more of the preferred stock of Holdings II acquired by the Investcorp Investors pursuant to the Restructuring Agreement has been repurchased by Holdings II or converted into common stock of Holdings II and (b) the Investcorp Investors hold less than 20% of Holdings II's outstanding capital stock, then the rights under (i) and (ii) described herein will terminate. In addition, each of the rights granted under (i), (ii) and (iii) are exercisable only once during the term of the Stockholders Agreement. Subject to certain conditions, the other stockholders (other than the Investcorp Investors) party to the Stockholders Agreement shall also have the right to initiate an Approved Recapitalization at any time after July 15, 2007, if the Equity Value (as defined in the Stockholders Agreement) of Holdings II exceeds $815.0 million. Also, at any time after December 22, 2009, each of Investcorp and Harvest Funds may notify the Company and the other stockholders that they intend to initiate a process that could result in the exercise of their respective drag-along rights.

The Stockholders Agreement terminated and superseded the existing Amended and Restated Stockholders Agreement, dated March 4, 2004, by and among AMH and the existing stockholders of AMH.

Amended and Restated Credit Agreement

In connection with the Transactions, on December 22, 2004, AMI amended and restated the existing Amended and Restated Credit Agreement, dated as of August 29, 2003 (as further amended by the First Amendment thereto, dated as of March 18, 2004) (the "Existing Credit Agreement"), in the form of the Second Amended and Restated Credit Agreement among AMI and Gentek Building Products Limited, as borrowers, AMH and AMHI, as guarantors, the lenders party thereto, UBS AG, Stamford Branch, as the U.S. Administrative Agent, Canadian Imperial Bank of Commerce, as the Canadian Administrative Agent, Citigroup Global Markets Inc., as syndication agent, General Electric Capital Corporation and National City Bank, as Co-Documentation Agents, and UBS Securities, LLC and Citigroup Global Markets Inc., as joint lead arrangers (the "Second Amended and Restated Credit Agreement").

The Second Amended and Restated Credit Agreement is substantially similar to and in the same form as the Existing Credit Agreement, except that (among other changes) the Second Amended and Restated Credit Agreement (i) allows the purchase of 50% of the equity interests of AMH by Investcorp, (ii) reduces the interest margins on the term loan facility by 50 basis points, (iii) permits a restricted payment to pay dividends of approximately $97.0 million to the equity holders of AMH (determined before giving effect to the Transactions) and a special bonus payment of $22.0 million to AMI's management, (iv) extends the maturity date of the revolving

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credit facility by two years and (v) increases the U.S. revolving credit facility by U.S.$5.0 million and the Canadian revolving credit facility by U.S.$5.0 million.

The amended and restated senior credit facility provides for the following:

     (1) a senior secured term loan facility of up to $175.0 million (of which $42.0 million will be in addition to the amount of term loans currently outstanding thereunder); and

     (2)  a senior secured revolving facility of up to $80.0 million.

The term loans amortize in equal quarterly installments commencing on September 30, 2005 through and including September 30, 2009 in an aggregate amount equal to 1% annually with the balance to be paid in four equal quarterly installments thereafter. We refer to the Second Amended and Restated Credit Agreement as the AMI senior credit facility.

Subject to certain exceptions, the AMI senior credit facility requires mandatory repayments and thereafter, mandatory commitment reductions thereunder with (x) 50% of the net proceeds from the issuance of equity securities by AMHI, AMH or Holdings II in a registered public offering, (y) 100% of the net proceeds from
(1) asset sales; (2) the issuance of debt; (4) insurance and condemnation awards and (z) a percentage of annual excess cash flow based on certain levels of financial performance. Voluntary prepayments of the senior credit facility will be permitted at any time, subject to certain notice requirements and to the payment of certain losses and expenses suffered by the lenders as a result of the prepayment of "Eurodollar Loans" (as defined in the AMI senior credit facility) prior to the end of the applicable interest period.

The AMI senior credit facility bears interest (A) in the case of U.S. dollar denominated loans, at the sum of the (1) applicable margin and (2) at our option, either the "Alternate Base Rate" (as defined in the senior credit facility) or the "Eurodollar Rate" (as defined in the AMI senior credit facility); (B) in the case of Canadian dollar denominated revolving loans, the sum of (1) the applicable margin and (2) the "Canadian Prime Rate" (as defined in the AMI senior credit facility); and (C) in the case of Canadian bankers acceptances, the sum of (1) the applicable margin and (2) the "Canadian BA Rate" (as defined in the AMI senior credit facility). The applicable interest margin will initially be a percentage per annum equal to (1) in the case of the term loans maintained as (a) Alternate Base Rate Loans (as defined in the AMI senior credit facility), 1.25%, and (b) Eurodollar Loans (as defined in the AMI senior credit facility), 2.25%, (2) in the case of revolving loans maintained as (a) Base Rate Loans, 1.50%, and (b) Eurodollar Loans, 2.50% and (3) Canadian BAs (as defined in the AMI senior credit facility), 2.50%, subject in the case of revolving loans and Canadian BAs to adjustments to be determined based on certain levels of financial performance.

With respect to Eurodollar Loans, (1) we may elect interest periods of 1, 2, 3, 6 or, if available, 9 or 12 months and (2) interest will be payable in arrears at the earlier of (a) the end of an applicable interest period and (b) quarterly. With respect to Base Rate Loans, interest will be payable quarterly on the last business day of each fiscal quarter. Additionally, we will pay a commitment fee in an initial amount equal to 0.375% per annum on the daily average unused

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commitment under the revolving portion of the AMI senior credit facility, subject to adjustments to be determined based on certain levels of financial performance.

The AMI senior credit facility contains certain covenants, including, without limitation, restrictions on our business (and the business of our subsidiaries), including restrictions on:

     o    debt and liens;
     o    the sale of assets;
     o    mergers, acquisitions and other business combinations;
     o    voluntary prepayment of certain debt;
     o    transactions with affiliates;
     o    capital expenditures;
     o    leases;
     o loans and investments as well as prohibitions on the making of dividends to, or the repurchase or redemption of stock from, stockholders; and
     o    various financial covenants.

The AMI senior credit facility contains customary events of default, including payment defaults, material inaccuracy of representations and warranties, covenant defaults, cross-default and cross-acceleration to certain other debt, certain events of bankruptcy and insolvency, certain events under the Employee Retirement Income Security Act of 1974, as amended, material judgments, actual or asserted failure of any guaranty or security document supporting the AMI senior credit facility to be in full force and effect and change of control. If such a default occurs, the lenders under the AMI senior credit facility would be entitled to take various actions, including all actions permitted to be taken by a secured creditor and the acceleration of amounts due under the AMI senior credit facility.

All obligations of AMI and Gentek under the AMI senior credit facility (the "Obligations") are jointly and severally guaranteed by AMH, AMHI and all of our direct and indirect wholly owned domestic subsidiaries (the "Domestic Guaranties"). In addition, all obligations of Gentek under the AMI senior credit facility (the "Canadian Obligations") also are jointly and severally guaranteed by Gentek's wholly owned Canadian subsidiaries (the "Canadian Guaranties"). The Obligations and the Domestic Guaranties are secured by a pledge of our capital stock, the capital stock of AMHI and the capital stock of AMI's domestic subsidiaries (and up to 66-2/3% of the voting stock of "first tier" foreign subsidiaries), and a security interest in substantially all of AMI's owned real and personal assets (tangible and intangible) and the owned real and personal assets (tangible and intangible) of AMI and the domestic guarantors under the AMI senior credit facility. In addition, the Canadian Obligations are secured by the capital stock and owned real and personal assets (tangible and intangible) owned by Gentek and its Canadian Subsidiaries. Our future wholly owned domestic subsidiaries will be required to guarantee Obligations under the AMI senior credit facility and to secure such guarantee with substantially all of their owned real and personal assets (tangible and intangible). Our future wholly-owned Canadian subsidiaries also will be required to guarantee Obligations and to secure such guarantee with substantially all of their owned real and personal assets (tangible and intangible).

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The AMI senior credit facility, including the terms and conditions described above, will be subject to modification, amendment and waiver by the parties thereto.

Amended Harvest Management Agreement

In connection with the Transactions, on December 22, 2004, AMI entered into an Amended and Restated Management Agreement with Harvest Partners (the "Amended Harvest Management Agreement"), which amended and superseded the Harvest Management Agreement, dated as of April 19, 2002, as amended and restated in its entirety by the Amended and Restated Management Agreement, dated as of March 4, 2004 (as so amended and restated, the "Original Harvest Management Agreement").

The Amended Harvest Management Agreement is substantially identical, in all material respects, to the Original Harvest Management Agreement. Pursuant to the Amended Harvest Management Agreement, AMI paid a fee of $4.875 million to Harvest Partners in connection with the Transactions. In addition, Harvest Partners continues to provide financial advisory and strategic planning services pursuant to the Amended Harvest Management Agreement and, will receive an annual fee for such services of approximately $0.8 million, payable on a quarterly basis in advance. The fee will be adjusted on a yearly basis in accordance with the U.S. Consumer Price Index. The agreement also provides that Harvest Partners will receive transaction fees in connection with future financings, acquisitions and divestitures of AMI. Such fees will be a percentage of the value of the applicable transaction. Pursuant to a separate agreement with III, Harvest Partners has agreed to pay 50% of any such transaction fees to III. The Amended Harvest Management Agreement has a term of five years from the date of execution of the Original Harvest Management Agreement and will automatically be renewed on a yearly basis, beginning in 2004, unless otherwise specified by Harvest Partners.

Investcorp Advisory Agreements

In connection with the Transactions, on December 22, 2004, AMI entered into an Agreement for Management Advisory, Strategic Planning and Consulting Services with III (the "Investcorp Management Advisory Agreement"). Under the Investcorp Management Advisory Agreement, III will provide AMI with management advisory, strategic planning, consulting and such other services as requested by the Board of Directors of AMI (other than in connection with an acquisition, restructuring or initial public offering by AMI, or a private sale of the stock or assets of
AMI). For these services, III will receive an annual fee of U.S.$4.0 million for the first year and U.S.$0.5 million per year for the remaining duration of the term. In connection with the Transactions, AMI paid the full amount of the fee for the entire term of the agreement on December 22, 2004. The Investcorp Management Advisory Agreement has a term of five years from its date of execution.

In connection with the Transactions, on December 5, 2004, AMI entered into an Agreement for Financing Advisory Services with III (the "Investcorp Financing Advisory Agreement"). Under the Investcorp Financing Advisory Agreement, III will provide AMI with financial advisory services relating to the arrangement of borrowing facilities in connection with the Transactions. For these services, AMI paid a one-time fee of $7.5 million to III on December 22, 2004. The term of the Investcorp Financing Advisory Agreement extends from the date of execution

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through the earlier of December 23, 2004 and June 23, 2005, unless extended by the parties' mutual consent.

On December 5, 2004, AMI entered into an M&A Advisory Services Agreement with III (the "Investcorp M&A Advisory Agreement"). Under the Investcorp M&A Advisory Agreement, III will provide AMI with advisory and strategic planning services. For these services, AMI paid a one-time fee of $1.5 million to III on December 22, 2004. The Investcorp M&A Advisory Agreement extends from the date of execution through the earlier of June 23, 2005 and the closing of the Transactions.

AMH Holdings II, Inc. 2004 Stock Option Plan

On December 21, 2004, Holdings II adopted the AMH Holdings II, Inc. 2004 Stock Option Plan (the "2004 Plan"). The Compensation Committee (the "Committee") of the Board of Directors of Holdings II administers the 2004 Plan and selects eligible executives, directors, employees and consultants of Holdings II and its affiliates, including AMI, to receive options to purchase Holdings II Class B Non-Voting Common Stock. The Committee also will determine the number of shares of stock covered by options granted under the 2004 Plan, the terms under which options may be exercised, the exercise price of the options and other terms and conditions of the options in accordance with the provisions of the 2004 Plan. An option holder may pay the exercise price of an option by any legal manner that the Committee permits. Option holders generally may not transfer their options except in the event of death. If Holdings II undergoes a change of control, as defined in the 2004 Plan, the Committee may accelerate the exercisability of all or a portion of the outstanding options, adjust outstanding options by substituting stock, or cash out such outstanding options, in any such case, generally based on the consideration received by its stockholders in the transaction. Subject to particular limitations specified in the 2004 Plan, the Board of Directors may amend or terminate the 2004 Plan. The 2004 Plan will terminate no later than 10 years following its effective date; however, any options outstanding under the 2004 Plan will remain outstanding in accordance with their terms.

In connection with the Transactions, the Board of Directors of AMH has adopted resolutions to provide that all of the holders of performance based options to purchase AMH common stock under the AMH Holdings, Inc 2002 Stock Option Plan will become immediately exercisable prior to consummation of the Transactions.

Pursuant to the Stock Purchase Agreement, certain employees of AMI who held options immediately prior to the consummation of the Transactions to purchase shares of AMH's Common Stock will be required by Holdings II to exchange AMH Common Stock received by such option holder for exercise of any of their options for Holdings II Class B Non-Voting Common Stock.

Stock Option Award Agreements

In connection with the Transactions, certain members of senior management of AMI received stock options to purchase shares of Holdings II Class B Non-Voting Common Stock under the 2004 Plan pursuant to various Stock Option Award Agreements (collectively, the "Stock Option Award Agreements") entered into on December 22, 2004.

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                                    *   *   *

A copy of the (i) Stock Purchase Agreement; (ii) Amended and Restated Certificate of Incorporation of AMH (iii) Certificate of Designations of AMH;
(iv) Restructuring Agreement; (v) Stockholders Agreement; (vi) Amended and Restated Credit Agreement; (vii) Amendment Agreement, (viii) AMH Pledge and Security Agreement, (ix) Form of AMH Guaranty, (x) Amended Harvest Management Agreement; (xi) Investcorp Management Advisory Agreements, (xii) Investcorp Financing Advisory Agreement, (xiii) Investcorp M&A Advisory Agreement and (xiv) AMH Holdings II, Inc. 2004 Stock Option Plan are attached to this Current Report on Form 8-K as Exhibits 2.1, 3.1, 3.2, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7,
10.8, 10.9, 10.10 and 10.11, respectively, and are incorporated herein by reference. The foregoing descriptions of the Stock Purchase Agreement, Amended and Restated Certificate of Incorporation of AMH, Certificate of Designations of AMH, Restructuring Agreement, Stockholders Agreement, Amended and Restated Credit Agreement, Amendment Agreement, AMH Pledge and Security Agreement, AMH Guaranty, Amended Harvest Management Agreement and Investcorp Advisory Agreements, and AMH Holdings II, Inc. 2004 Stock Option Plan are qualified in their entirety by reference to the full text of such agreements.

Item 1.02 --Termination of Material Definitive Agreement.

As of December 22, 2004, the Stockholders Agreement, dated as of March 4, 2004, among AMH and the stockholders named therein shall be deemed amended and superseded by the Stockholders Agreement, dated as of December 22, 2004 among Holdings II and the stockholders named therein.

The information under the caption "Stockholders Agreement" under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03--Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amended and Restated Credit Agreement

The information under the caption "Amended and Restated Credit Agreement" under
Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02--Unregistered Sale of Equity Securities.

The Convertible Preferred Stock was sold pursuant to an exemption from registration under Section 4(2) of the Securities Act. The sale of the Convertible Preferred Stock will be made without the use of an underwriter or selling agent, and no commissions or underwriting discounts will be paid in connection with such sale. The information under the caption "Stock Purchase Agreement" under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

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
Item 5.02--Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to terms of the Stock Purchase Agreement and the Stockholders Agreement, two of the directors of each of Holdings II, AMH, AMHI and AMI in office immediately prior to the closing of the Transactions have been replaced. At a joint meeting of the Boards of Directors of Holdings II, AMH, AMHI and AMI, Thomas Arenz and Jeffrey Moy tendered their resignations effective immediately upon the closing of the Transactions. Upon the closing of the Transactions, the New Investors have the right to designate the three new directors. An additional Board seat will be occupied by the chief executive officer of AMI from time to time. As of the current date, the New Investors have designated Christopher J. Stadler, Simon C. Moore and Dana R. Snyder to serve as directors and Michael Caporale, Jr., the Chief Executive Officer of AMI, has been designated and elected to serve as the seventh director.

Christopher J. Stadler has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since April 1996. Mr. Stadler is head of Investcorp North American corporate investment and is a member of Investcorp's steering committee. Prior to joining Investcorp, Mr. Stadler was a director with CS First Boston Corporation. Mr. Stadler is a director of Werner Holding, US Unwired, Inc. and Saks Incorporated. Christopher J. Stadler has had no transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Simon C. Moore has been an executive of Investcorp or one or more of its wholly-owned subsidiaries since 2001. Prior to joining Investcorp, Mr. Moore held positions at JP Morgan Capital in New York and Hong Kong and at JP Morgan M&A in Melbourne, New York and London over a period of nine years. Simon C. Moore has had no transactions required to be disclosed pursuant Item 404(a) of Regulation S-K.

Dana R. Snyder is currently serving as Interim President and Chief Executive Officer of Werner Holding and is on its Board of Directors. Previously, Mr. Snyder was an executive with Ply Gem Industries, Inc. for two years and retired as President, Chief Operating Officer and director in 1997. Prior to that, Mr. Snyder was employed for six years by The Stolle Corporation, a subsidiary of Alcoa Inc., and held various positions including President of Alcoa Construction Products Group. From 1986 to 1989 Mr. Snyder served as President of the wood products group of Kusan, Inc. Dana R. Snyder has had no transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

At this time, these new directors have not been appointed to any committees of the Board of Directors.

Item 8.01--Other Events.

Mezzanine Notes

On December 22, 2004, Holdings II completed the private sale of $75.0 million aggregate principal amount of 13.625% Senior Notes due December 1, 2014 (the "Mezzanine Notes"). Interest accrued on the Mezzanine Notes will be payable in cash semi annually in arrears at a rate of 10% per annum, and the remainder at 3.625% per annum will either be paid in cash or be

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
added to the then outstanding principal amount of the Mezzanine Notes on a semi annual basis. The Mezzanine Notes are not guaranteed by any subsidiaries of Holdings II.

The Mezzanine Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to purchase the Mezzanine Notes.

Stock Option Award Agreements

The information under the caption "Stock Option Award Agreement" under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Dividend Promissory Notes

In partial payment of the Transaction Dividend, on December 22, 2004, Holdings II issued a promissory note (each, a "Dividend Promissory Note") to each holder of Holdings II Class B Common Stock in an aggregate principal amount of $33,712,500 (the "Dividend Note Amount"). Each Dividend Promissory Notes is issued in a principal amount equal to the payee's respective pro rata portion of the Dividend Note Amount, and the principal amount of each Dividend Promissory Note bears interest at a rate per annum equal to 3.6%. Payment of the principal amount shall be immediately due and payable upon the earlier of (i) (a) the date on which the AMH and AMI shall have prepared internal financial statements for the fiscal year ending January 1, 2005 which indicate that AMH and AMI are permitted to make a Restricted Payment under the Indentures, in accordance with the terms of the Dividend Promissory Notes or (b) if such internal financial statements do not indicate that AMH and AMI are permitted to make a Restricted Payment on such date, on any later date on which AMH and AMI shall have prepared internal financial statements for any subsequent fiscal period which indicate that AMH and AMI are permitted to make such a Restricted Payment and (ii) December 31, 2010 (such earlier date, the "Final Maturity Date"). Under the Dividend Promissory Notes, an event of default shall occur if Holdings II fails to make any payment under the Dividend Promissory Notes within 5 days after the Final Maturity Date of the Dividend Promissory Notes. The Dividend Promissory Notes were issued in partial payment of the Dividend, the balance of which was paid to the stockholders of Holdings II in cash on December 22, 2004.

Promissory Notes

In connection with the Transactions and pursuant to the Stock Purchase Agreement, on December 22, 2004, AMI issued in favor of III, a non-interest bearing promissory note in the principal amount of $2,741,077 (the "Investcorp Promissory Note") and AMI issued in favor of Harvest Partners a non-interest bearing promissory note in the principal amount of $890,850 (the "Harvest Promissory Note"). Payment of the principal amount of each of the Investcorp Promissory Note and Harvest Promissory Note shall be immediately due and payable on a date to be determined by the Chief Executive Officer of AMI, which date shall be (i) no later than December 31, 2010 (the "Final Maturity Date") and
(ii) no earlier than (A) five days after the date on which the audited financial statements of AMI for the fiscal year ending January 1, 2005 have been delivered to the New Investors, unless such audited financial statements indicate that the amount available to make Restricted Payments (as defined in the Indenture, dated as of April 23, 2002, governing the 9 3/4% Senior Subordinated Notes due 2012 issued by AMI (the "AMI Indenture") and the Indenture, dated as of March 4, 2004, governing the 11 1/4 % Senior Discount Notes due 2014 issued by AMH (the "AMH Indenture, and together with the AMI Indenture, the "Indentures"), is permissible in accordance with the terms of the Investcorp Promissory Note and Harvest Promissory Note, respectively. Under both the Investcorp Promissory Note and Harvest Promissory Note, an event of default shall occur if AMI fails to make any payment under the Investcorp Promissory Note or Harvest Promissory Note, as the case may be, within 5 days after the Final Maturity Date. The Investcorp Promissory Note was issued in partial payment of the Investcorp Fee, and the Harvest Promissory Note was issued in partial payment of the Harvest Fee, the balance of which was paid to each of Investcorp and Harvest Partners in cash on December 22, 2004.

Management Bonus Promissory Notes

In connection with the Transactions and pursuant to the Stock Purchase Agreement, on December 22, 2004, AMI issued in favor of certain employees and directors of the Company 18 interest-free promissory notes in the aggregate principal amount of $3,954,753 (collectively, the " Management Bonus Promissory Notes"). Payment of the principal amount shall be immediately due and payable upon the earlier of (i) the date on which the AMH and AMI shall have prepared internal financial statements for the fiscal year ending January 1, 2005 which indicate that AMH and AMI are permitted to make a Restricted Payment under the Indentures, in accordance with the terms of the Management Bonus Promissory Notes and (ii) December 31, 2010 (such earlier date, the "Final Maturity Date"). Under the Management Bonus Promissory Note, an event of default shall occur if Holdings II fails to make any payment under the Management Bonus Promissory Notes within 5 days after the Final Maturity Date of the Management Bonus Promissory Notes.

In connection with the Transactions and pursuant to the Stock Purchase Agreement, on December 22, 2004, AMI issued in favor of certain members of the Company's senior management 18 promissory notes in the aggregate principal amount of $4,020,247 (collectively, the "Management Bonus Holdback Promissory Notes" and, together with the Management Bonus Promissory Notes, the "Management Notes"). The principal amount of each Management Bonus Holdback Promissory Note bears interest at a rate per annum of 3.6%. Payment of the principal amount shall be immediately due and payable on a date to be determined by the Chief Executive Officer of AMI, which date shall be (i) no later than December 31, 2010 (the "Final Maturity Date") and (ii) no earlier than (A) five days after the date on which the audited financial statements of AMI for the fiscal year ending January 1, 2005 have been delivered to the New Investors, unless such audited financial statements indicate that that the amount available to make Restricted Payments is permissible in accordance with the terms of the Management Bonus Holdback Promissory Notes and (B) within five days after any later determination date on which AMI determines that there are amounts sufficient to make a Restricted Payment in accordance with the terms of the Management Bonus Holdback Promissory Notes, until the principal amount shall have been paid in full. Under Management Bonus Holdback Promissory Notes, an event of default shall occur if AMI fails to make any

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
payment under the Management Bonus Holdback Promissory Note, within five days after the Final Maturity Date of the Management Bonus Holdback Promissory Notes.

Item 9.01--Financial Statements and Exhibits.

     (c)  Exhibits

          Exhibit 2.1 Stock Purchase Agreement, dated December 5, 2004, by and between AMH Holdings, Inc. and the other parties signatory thereto (incorporated by reference to Exhibit
                         2.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 7,
                         2004).

          Exhibit 3.1 Amended and Restated Certificate of Incorporation AMH Holdings, Inc.

          Exhibit 3.2 Certificate of Designations, Preferences and Rights pertaining to the Preferred Stock of AMH Holdings, Inc., as filed with the Secretary of State of the State of Delaware on December 22, 2004.

          Exhibit 10.1 Restructuring Agreement, dated December 22, 2004, by and between AMH Holdings, Inc and the other parties signatory thereto.

          Exhibit 10.2 Stockholders Agreement, dated December 22, 2004, by and between the stockholders of AMH Holdings II, Inc.

          Exhibit 10.3 Second Amended and Restated Credit Agreement, dated December 22, 2004, among Associated Materials Incorporated and Gentek Building Products Limited, as borrowers, AMH Holdings, Inc. and Associated Materials Holdings, Inc., as guarantors, the lenders party thereto, UBS AG, Stamford Branch, as the U.S. Administrative Agent, Canadian Imperial Bank of Commerce, as the Canadian Administrative Agent, Citigroup Global Markets Inc., as syndication agent, General Electric Capital Corporation and National City Bank, as Co-Documentation Agents, and UBS Securities, LLC and Citigroup Global Markets Inc., as joint lead arrangers.

          Exhibit 10.4 Amendment Agreement, dated December 22, 2004, by and between Associated Materials Incorporated, Gentek Building Products Limited, as borrowers, AMH Holdings, Inc. and Associated Materials Holdings, Inc., the lenders party thereto, UBS AG, Stamford Branch, as the U.S. Administrative Agent, Canadian Imperial Bank of Commerce, as the Canadian Administrative Agent, Citigroup Global Markets Inc., as syndication agent, and

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
                         UBS Securities, LLC and Citigroup Global Markets Inc., as joint lead arrangers.

          Exhibit 10.5 Superholdco Pledge and Security Agreement, dated December 22, 2004, by and between AMH Holdings, Inc., as the Pledgor, in favor of UBS AG, Stamford Branch, as the Administrative Agent.

          Exhibit 10.6 Form of Superholdco Guaranty, dated December 22, 2004, by and between AMH Holdings, Inc., as the Guarantor, in favor of UBS AG, Stamford Branch, as the Administrative Agent.

          Exhibit 10.7 Amended and Restated Management Agreement, dated December 22, 2004, by and between Harvest Partners, Inc. and Associated Materials Incorporated.

          Exhibit 10.8 Management Advisory Agreement, dated December 22, 2004, by and between Investcorp International, Inc. and Associated Materials Incorporated.

          Exhibit 10.9 Financing Advisory Agreement, dated December 5, 2004, by and between Investcorp International, Inc. and Associated Materials Incorporated.

          Exhibit 10.10 M&A Advisory Services Agreement, dated December 5, 2004, by and between Investcorp International, Inc. and Associated Materials Incorporated.

          Exhibit 10.11  AMH Holdings II, Inc. 2004 Stock Option Plan.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                AMH HOLDINGS, INC.

                                By: /s/ D. Keith LaVanway
                                   -------------------------------
                                Name:  D. Keith LaVanway
                                Title: Vice President-Finance, Chief Financial
                                       Officer, Assistant Treasurer and
                                       Assistant Secretary


Dated: December 22, 2004

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